SCHEDULE 1

AVAILABLE SECURITIES

Fund Family	Fund Name
Thrivent Mutual Funds	Thrivent Aggressive Allocation Fund
Thrivent Mutual Funds	Thrivent Dynamic Allocation Fund
Thrivent Mutual Funds	Thrivent Conservative Allocation Fund
Thrivent Mutual Funds	Thrivent Global Stock Fund
Thrivent Mutual Funds	Thrivent Government Bond Fund
Thrivent Mutual Funds	Thrivent High Yield Fund
Thrivent Mutual Funds	Thrivent Income Fund
Thrivent Mutual Funds	Thrivent International Equity Fund
Thrivent Mutual Funds	Thrivent Large Cap Growth Fund
Thrivent Mutual Funds	Thrivent Large Cap Value Fund
Thrivent Mutual Funds	Thrivent Short-Term Bond Fund
Thrivent Mutual Funds	Thrivent Mid Cap Growth Fund
Thrivent Mutual Funds	Thrivent Mid Cap Stock Fund
Thrivent Mutual Funds	Thrivent Moderate Allocation Fund
Thrivent Mutual Funds	Thrivent Moderately Aggressive Allocation Fund
Thrivent Mutual Funds	Thrivent Moderately Conservative Allocation Fund
Thrivent Mutual Funds	Thrivent Multisector Bond Fund
Thrivent Mutual Funds	Thrivent Small Cap Growth Fund
Thrivent Mutual Funds	Thrivent Small Cap Stock Fund
Thrivent Series Fund, Inc.	Thrivent Aggressive Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent All Cap Portfolio
Thrivent Series Fund, Inc.	Thrivent Dynamic Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Conservative Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent ESG Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Emerging Markets Equity Portfolio
Thrivent Series Fund, Inc.	Thrivent Global Stock Portfolio
Thrivent Series Fund, Inc.	Thrivent Government Bond Portfolio
Thrivent Series Fund, Inc.	Thrivent Healthcare Portfolio
Thrivent Series Fund, Inc.	Thrivent High Yield Portfolio
Thrivent Series Fund, Inc.	Thrivent Income Portfolio

Fund Family	Fund Name
Thrivent Series Fund, Inc.	Thrivent International Equity Portfolio
Thrivent Series Fund, Inc.	Thrivent International Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Large Cap Growth Portfolio
Thrivent Series Fund, Inc.	Thrivent Large Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Large Cap Value Portfolio
Thrivent Series Fund, Inc.	Thrivent Short-Term Bond Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Growth Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Stock Portfolio
Thrivent Series Fund, Inc.	Thrivent Mid Cap Value Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderate Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderately Aggressive Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Moderately Conservative Allocation Portfolio
Thrivent Series Fund, Inc.	Thrivent Multisector Bond Portfolio
Thrivent Series Fund, Inc.	Thrivent Real Estate Securities Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Growth Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Index Portfolio
Thrivent Series Fund, Inc.	Thrivent Small Cap Stock Portfolio
Thrivent Core Funds	Thrivent Core Emerging Markets Debt Fund
Thrivent Core Funds	Thrivent Core Emerging Markets Equity Fund
Thrivent Core Funds	Thrivent Core High Yield Bond Fund
Thrivent Core Funds	Thrivent Core International Equity Fund
Thrivent Core Funds	Thrivent Core Investment Grade Corporate Bond Fund

Each registered investment company or series thereof set forth on Exhibit A, as amended, severally and not jointly

By	/s/ John D. Jackson
Name: John D. Jackson
Title: Secretary and Chief Legal Officer

GOLDMAN SACHS BANK USA

By	/s/ Christel Carroll
Name: Christel Carroll
Title: Vice President